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                                                                    EXHIBIT 23.3

                   CONSENT OF DEUTSCHE MORGAN GRENFELL INC.


   We hereby consent to the use of Appendix B containing our opinion letter dated October 17, 1997 to the Board of Directors of Infinity Financial Technology, Inc. ("Infinity") in the Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the combination of Infinity and SunGard Data Systems Inc. and to the references to our firm name in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

November 11, 1997   DEUTSCHE MORGAN GRENFELL INC.

             /s/ George F. Boutros
        By:  _________________________________
             George F. Boutros
             Managing Director


             /s/ David A. Popowitz
        By:  _________________________________
             David A. Popowitz
             Vice President